UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 18, 2009
COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-6732	95-6021257

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Lane Road Fairfield, New Jersey	07004

(Address of principal executive offices)	(Zip Code)
(973) 882-9000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     Effective January 1, 2009, Covanta Holding Corporation (the “Company”) adopted Statement of Financial Accounting Standards (“SFAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin (ARB) No. 51” (“SFAS 160”) and Financial Accounting Standards Board (“FASB”) Staff Position (“FSP”) No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). These pronouncements required the Company to retrospectively restate previously disclosed audited consolidated financial statements. This Form 8-K is being filed to include the effects of the adoption of these pronouncements on the audited consolidated financial statements of the Company as of December 31, 2008 and 2007 and for each of the years ended December 31, 2008, 2007 and 2006.
     The primary effect of the adoption of SFAS 160 is the presentation of minority interests (now called “noncontrolling interests in subsidiaries”) in the audited consolidated financial statements for all years presented. FSP APB 14-1 was effective for the Company’s $373.8 million aggregate principal amount of 1.00% Senior Convertible Debentures and required retrospective application as of and for the years ended December 31, 2008 and 2007. The FSP requires the issuer of convertible debt instruments with cash settlement features to separately account for the liability ($276.0 million) and equity components ($97.8 million) of the instrument. FSP APB 14-1 also requires an accretion of the resultant debt discount over the expected life of the Debentures. The consolidated income statements were retrospectively modified compared to previously reported amounts as follows (in millions, except per share amounts):

	Twelve Months Ended
	December 31,
	2008	2007
Additional pre-tax non-cash interest expense	$(18.0)	$(15.4)
Additional deferred tax benefit	7.7	6.6

Change in net income and retained earnings	$(10.3)	$(8.8)

Change to basic earnings per share	$(0.07)	$(0.05)

Change to diluted earnings per share	$(0.07)	$(0.06)

     See Note 2. Recent Accounting Pronouncements of the Notes to the Consolidated Financial Statements in the attached Exhibit for additional details related to the adoption of these pronouncements.
     For the convenience of the reader, the following Items of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 10-K”) have been amended and restated to give effect to the changes discussed above and are included as exhibits to this 8-K: Item 6. Selected Financial Data; Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data. The amended and restated Item 6. Selected Financial Data, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data of the 2008 10-K continue to reflect circumstances as of the date of the initial filing with the Securities and Exchange Commission (the “SEC”) on March 2, 2009 and the Company has not updated the disclosures contained herein to reflect events that occurred at a later date. The information in this Current Report on Form 8-K should be read in conjunction with the 2008 10-K and any filings made by the Company with the SEC since March 2, 2009.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired — Not Applicable

(b)	Pro Forma Financial Information — Not Applicable

(c)	Exhibits

Exhibit No.	Exhibit
23.1	Consent of Independent Registered Public Accounting Firm of Covanta Holding Corporation and Subsidiaries: Ernst & Young LLP.
99.1	Form 10-K, Item 6. Selected Financial Data.
99.2	Form 10-K, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations .
99.3	Form 10-K, Item 8. Financial Statements and Supplementary Data of the Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: May 18, 2009

COVANTA HOLDING CORPORATION (Registrant)
By:	/s/ Timothy J. Simpson
	Name:	Timothy J. Simpson
	Title:	Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

23.1	Consent of Independent Registered Public Accounting Firm of Covanta Holding Corporation and Subsidiaries: Ernst & Young LLP.

99.1	Form 10-K, Item 6. Selected Financial Data.

99.2	Form 10-K, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Form 10-K, Item 8. Financial Statements and Supplementary Data of the Annual Report on Form 10-K for the year ended December 31, 2008.